Exhibit 99.1

Protagonist Reports First Quarter 2023 Financial Results and Provides Corporate Update

Announced positive topline results from the Phase 2b FRONTIER 1 study of JNJ-2113 (formerly PN-235), a first-in-class oral peptide for the treatment of moderate-to-severe plaque psoriasis; additional data to be shared at medical conferences beginning in Q2 2023

Announced positive topline results from the randomized withdrawal portion of the Phase 2 REVIVE study of rusfertide in polycythemia vera (PV), with additional data to be shared at medical conferences beginning in Q2 2023

Extended cash runway through end of 2025 with the completion of an underwritten public offering of 5,750,000 shares with net proceeds of $108.1 million after deducting underwriting discounts and commissions

NEWARK, Calif., May 4, 2023 – Protagonist Therapeutics (Nasdaq: PTGX) (“Protagonist” or “the Company”) today reported financial results for the first quarter ended March 31, 2023, and provided a corporate update.

“The first quarter of 2023 was one of upward momentum for Protagonist, driven by the positive topline data readout for JNJ-2113, an oral first-in-class peptide partnered with the Janssen Pharmaceutical Companies of Johnson & Johnson for the treatment of moderate to severe plaque psoriasis, as well as strong Phase 2 data from the randomized withdrawal portion of the Phase 2 REVIVE study of our wholly owned asset, rusfertide, now in a Phase 3 study in polycythemia vera,” said Dinesh V. Patel, Ph.D., President and CEO of Protagonist.

“Results from preclinical, Phase 1 and Phase 2b studies of JNJ-2113 will be presented at medical conferences beginning later this month, continuing into the early third quarter of this year. The Phase 2 data for rusfertide in polycythemia vera further support its potential to provide meaningful benefit in hematocrit control, significant reduction in phlebotomy burden, and symptoms management to patients as part of a therapeutic paradigm shift in polycythemia vera.”

Dr. Patel continued, “We are also pleased to have strengthened our balance sheet with the recent follow-on offering, which extends our cash runway through year-end 2025. Our cash resources are anticipated to fund various discovery and clinical development initiatives, including the ongoing Phase 3 VERIFY study of rusfertide in PV through to its completion and New Drug Application filing.”

Business & Pipeline Highlights

JNJ-2113 (formerly PN-235): First-in-Class Oral Peptide, an IL-23 Receptor Antagonist

•	Protagonist announced positive topline results for the Phase 2b FRONTIER 1 clinical trial of JNJ-2113 in moderate-to-severe plaque psoriasis.
•	Data from the 255-patient study showed that JNJ-2113 achieved the study’s primary efficacy endpoint, with a statically significant greater proportion of patients who received JNJ-2113 achieving PASI-75 (a 75% improvement in skin lesions as measured by the Psoriasis Area and Severity Index) responses compared to placebo at Week 16 in all five treatment groups.
•	A dose response was observed across five dosing regimens spanning an eight-fold dose range.
•	The treatment was well tolerated, with no meaningful difference in frequency of adverse events across treatment groups versus placebo.
•	Data will be presented from various pre-clinical and clinical studies on JNJ-2113 at medical conferences beginning in the second quarter of 2023.

o	Phase 1 and preclinical data of JNJ-2113 will be presented on May 12, 2023, at the International Societies for Investigative Dermatology (ISID) Meeting 2023. More information on this presentation, entitled, “First-in-class oral peptide systemically targeting the IL-23 pathway,” is available on the ISID 2023 website at isid2023.org.
o	We expect the Phase 2b FRONTIER data to be presented at an international medical conference in the third quarter of 2023.

Rusfertide: Subcutaneous Injectable Hepcidin Mimetic for Polycythemia Vera (PV) and Other Potential Indications

•	The Company announced positive topline results from the blinded, placebo-controlled, randomized withdrawal portion of the Phase 2 REVIVE a study evaluating rusfertide in PV. Subjects receiving rusfertide achieved statistically significant improvements versus placebo in the primary endpoint centered around hematocrit control and freedom from phlebotomy.
•	More subjects receiving rusfertide during the blinded randomized withdrawal portion of the REVIVE study were responders compared with placebo (69.2% versus 18.5%, p=0.0003). During the 12 weeks of the blinded randomized withdrawal, only 2 of 26 subjects on rusfertide were phlebotomized, keeping 92.3% of patients phlebotomy free in the rusfertide arm (p=0.0003).
•	These data suggest that rusfertide treatment results in a highly statistically significant reduction in the need for therapeutic phlebotomy in phlebotomy-dependent patients, leading to rapid, sustained, and durable control of hematocrit levels below 45%.
•	Rusfertide was well tolerated, with localized injection site reactions comprising the majority of adverse events.

Public Offering of Common Stock and Full Exercise of Underwriters' Option to Purchase Additional Shares

•	Closed an underwritten public offering in April 2023 of 5,750,000 shares of common stock at a public offering price of $20.00 per share, before underwriting discounts and commissions.
•	The shares of common stock issued and sold in the offering include 750,000 shares issued upon exercise in full by the underwriters of their option to purchase additional shares of common stock at the public offering price, less underwriting discounts and commissions.
•	The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, were $115.0 million.

First Quarter 2023 Financial Results

•	Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of March 31, 2023, were $230.8 million.

•	License and Collaboration Revenue: License and collaboration revenue for the first quarter 2023 was zero, as compared to $25.7 million for the first quarter of 2022. The license and collaboration revenue for the first quarter of 2022 included a $25 million milestone earned by the Company following the dosing of the third patient in the Phase 2b FRONTIER 1 clinical trial of JNJ-2113.

•	Research and Development ("R&D") Expenses: R&D expenses for the first quarter of 2023 were $27.4 million, as compared to $36.3 million for the first quarter of 2022. The decrease in R&D expenses from prior year quarter was primarily due to decreases in PN-943 expenses and costs related to the completion of JNJ-2113 and PN-232 Phase 1 trials, partially offset by an increase in rusfertide expenses related primarily to the Phase 3 VERIFY clinical trial. We do not intend to dedicate further internal resources to clinical development or contract manufacturing activities for our PN-943 clinical program.

•	General and Administrative ("G&A") Expenses: G&A expenses for the first quarter of 2023 were $8.6 million, as compared to $10.5 million for the first quarter of 2022. The decrease in G&A expenses from prior year quarter was primarily due to one-time costs incurred in the first quarter of 2022.

•	Net Loss: Net loss was $33.7 million, or $0.67 per share, for the first quarter of 2023 as compared to a net loss of $20.9 million, or $0.43 per share, for the first quarter of 2022.

PROTAGONIST THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations

(Amounts in thousands except share and per share data)

	Three Months Ended
	March 31,
	2023	2022
License and collaboration revenue	$-	$25,722
Operating expenses:
Research and development (1)	27,416	36,318
General and administrative (1)	8,605	10,515
Total operating expenses	36,021	46,833
Loss from operations	(36,021)	(21,111)
Interest income	2,491	168
Other (expense) income, net	(195)	13
Net loss	$(33,725)	$(20,930)
Net loss per share, basic and diluted	$(0.67)	$(0.43)
Weighted-average shares used to compute net loss per share, basic and diluted	50,573,650	48,752,548

(1)    Amount includes non-cash stock-based compensation expense.

PROTAGONIST THERAPEUTICS, INC.
Stock-based Compensation

(In thousands)

	Three Months Ended
	March 31,
	2023	2022
Research and development	$4,582	$3,326
General and administrative	3,002	2,609
Total stock-based compensation expense	$7,584	$5,935

PROTAGONIST THERAPEUTICS, INC.
Selected Consolidated Balance Sheet Data
(In thousands)

	March 31, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$230,759	$237,355
Working capital	212,507	211,898
Total assets	239,858	247,928
Accumulated deficit	(570,480)	(536,755)
Total stockholders' equity	216,167	215,608

About Protagonist

Protagonist Therapeutics is a biopharmaceutical company with peptide-based new chemical entities rusfertide and JNJ-2113 (formerly PN-235) in advanced stages of clinical development, both derived from the Company’s proprietary technology platform. Rusfertide, a mimetic of the natural hormone hepcidin, is the Company’s lead drug candidate currently in a global Phase 3 stage of development. The REVIVE study is now complete, with an open-label extension underway. The global Phase 3 VERIFY study of rusfertide in polycythemia vera is ongoing. Protagonist retains all worldwide development and commercialization rights to rusfertide.

Positive topline results from the FRONTIER 1 study of JNJ-2113 in moderate-to-severe plaque psoriasis became available in March 2023, with further details to be shared at medical meetings starting in the second quarter of 2023. Advancement of JNJ-2113 into a Phase 3 study and meeting the primary endpoint in that study would qualify Protagonist for milestone payments of $50 million and $115 million, respectively. In total, Protagonist remains eligible for up to $855 million in various milestone payments and tiered royalties based on worldwide net drug sales.

More information on Protagonist, its pipeline drug candidates and clinical studies can be found on the Company’s website at protagonist-inc.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, our expectations regarding our cash runway, and potential benefits of rusfertide and JNJ-2113. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “may,” “will,” “expect,” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our ability to develop and commercialize our product candidates, delays or difficulties in enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate our compounds or product candidates are unsafe or ineffective, dependence on third parties to conduct clinical studies and manufacture our products, our ability to earn milestone payments under our collaboration agreement with Janssen Biotech, the impact of the current COVID-19 pandemic on our discovery and development efforts, impact of natural disasters and the impact of the ongoing military conflict in Ukraine and Russia on any future studies, our ability to use and expand our programs to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, and our ability to obtain and adequately protect intellectual property rights for our product candidates.  Additional information concerning these and other risk factors affecting our business can be found in our periodic filings with the Securities and Exchange Commission, including under the heading “Risk Factors” contained in our most recently filed periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Jami Taylor – j.taylor@ptgx-inc.com